UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 17, 2010

Value Line, Inc.
(Exact name of registrant as specified in its charter)

New York	0-11306	13-3139843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

220 E. 42nd Street New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 907-1500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2010, the Board of Directors of Value Line, Inc. expanded its size to 10 directors and appointed Stephen Anastasio, Treasurer of the Company, Mitchell Appel, Chief Financial Officer of the Company, and Thomas Sarkany, Secretary of the Company, as directors of the Company. The election was conducted in accordance with the Company’s by-laws which allow the Board to expand its membership.

Employee directors, including the newly appointed directors receive no additional compensation for their services on the Board and none of the newly appointed directors at this time have been named to any committees of the Board.

No family relationships exist between Mr. Anastasio, Mr. Appel, Mr. Sarkany and any of the Company’s other directors, other executive officers and majority shareholder. There are no arrangements between Mr. Anastasio, Mr. Appel, Mr. Sarkany and any other person pursuant to which Mr. Anastasio, Mr. Appel, or Mr. Sarkany was selected as a director, nor are there any transactions to which the Company was or is a participant and in which Mr. Anastasio, Mr. Appel, or Mr. Sarkany has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2010	Value Line, Inc.

	By:	/s/ Howard A. Brecher
Acting Chairman and Chief Executive Officer
(Principal Executive Officer)